UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)        November 26, 1996
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On November 26, 1996, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of approximately $500.0 million of ten-year, floating rate credit card asset backed securities. MBNA America transferred credit card receivables to MBNA Master Credit Card Trust II which issued Series 1996-M. The transaction had two classes of publicly traded securities (Class A and Class B) and a separate class of privately placed collateral invested amounts.

     Series 1996-M consists of $425.0 million Class A (senior) floating rate asset backed certificates and $37.5 million Class B (subordinate) floating rate asset backed certificates. The 10.0 year Class A certificates accrue interest at 13 basis points over the three month London Interbank Offered Rate (LIBOR) and were publicly offered at 99.96166% to yield 13.5 basis points over the three month LIBOR. The 10.1 year Class B certificates accrue interest at 35 basis points over the three month LIBOR and were priced at par. The privately placed class of floating rate asset backed certificates were issued in the amount of $37.5 million and are subordinate to the Class A and Class B asset backed certificates. MBNA America retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 1996-M.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  November 26, 1996                       By:   /s/ M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer